Exhibit 5.1
July 21, 2025
Enovix Corporation
3501 W. Warren Avenue
Fremont, CA 94538

Re:    Enovix Corporation - Registration Statement on Form S-3 (File No. 333-273858)
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3, File No. 333-273858, of Enovix Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance and sale by the Company of up to 29,233,276 shares of the Company’s common stock, par value $0.0001 per share, (the “Shares”) upon the exercise of warrants issued by the Company pursuant to a warrant agreement between the Company and Computershare Inc., and its affiliate, Computershare Trust Company, N.A., dated July 21, 2025 (the “Warrant Agreement”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen warrant certificates, the Warrant Agreement, the Registration Statement and the prospectus contained therein and the prospectus supplement dated July 21, 2025 relating to the issuance of the Shares (the “Prospectus Supplement”) and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Arnold & Porter Kaye Scholer LLP 250 West 55th Street | New York, NY 10019-9710 | www.arnoldporter.com

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Warrant Agreement, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are based solely upon the General Corporation Law of the State of Delaware (including the statutory provisions contained therein, the applicable rules and regulations underlying these provisions and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, rules, regulations or ordinances.
The opinions set forth above are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated. The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP
Arnold & Porter Kaye Scholer LLP